Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                  Xin Net Corp.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1)Title of each class of securities to which transaction applies:

Common
-----------------------------------------------------------------

 2)Aggregate number of securities to which transaction applies:
21,360,010
-----------------------------------------------------------------

 3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
-----------------------------------------------------------------

 4)Proposed maximum aggregate value of transaction:
N/A
-----------------------------------------------------------------

                                  Xin Net Corp.
                             #830-789 W. Pender St.
                         Vancouver, B.C. Canada V6C 1H2

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER , 2001

     Notice is hereby given that the Annual Meeting of Shareholders of Xin Net Corp., (hereinafter referred to as "the Company") will be held at #830-789 West Pender St., Vancouver, B.C. V6C 1H2, at 10:00 AM, local time, on September , 2001 for the following purposes:

         1. To elect seven directors to hold office until the next annual meeting of shareholders and qualification of their respective successors.

         2. To approve an Employee Stock Award Plan for the Company.

         3. To ratify the designation of Clancy & Co. as Independent Accountants for the annual period ending December 31, 2001.

         4. To approve the "Assets Transfer Agreement" signed on June 22, 2001, which transfers Company ISP assets to Beijing Sino Soft Intel Information Technology Ltd.

         5. To authorize the transfer of the assets and liabilities, except for cash USD 800,000, to wholly-owned subsidiary, Xin Net Inter-national Corp., and to authorize the spin out of shares of Xin Net International Corp., as a dividend, pro-rata to the shareholders of the Company on the basis of one share of Xin Net International Corp. for each one share of the Company owned as of the record date for this meeting.

         6. To transact such other business as may properly come before the Annual Meeting or any postponement of or adjournment thereof.


         The Board of Directors has fixed the closing of business on August, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 and Interim Report for 2nd Quarter 2001 accompany this Notice of Annual Meeting and Proxy Statement.

         All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying pre-addressed envelope. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company and instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the Meeting.


                                              /s/ Marc Hung
                                              ----------------------------------
                                              Xin Net Corp.
                                              Marc Hung, President

                                 PROXY STATEMENT

                                  Xin Net Corp.

                            #830-789 West Pender St.
                          Vancouver, BC Canada V6C 1H2

                                ANNUAL MEETING OF

                             SHAREHOLDERS TO BE HELD

                               On September , 2001

         This Proxy Statement is being furnished to the shareholders of Xin Net Corp., a Florida corporation, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 10:00 AM, local time, September , 2001 at #830-789 West Pender Street, Vancouver, BC Canada. The Proxy Statement is first being sent or given to shareholders on or about August , 2001.

         PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

         WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A
         PROXY.

                                  VOTING RIGHTS

         Stockholders of record of the Company as of the close of business on August , 2001 have the right to receive notice of and to vote at the Annual Meeting. On July 31, 2001, the Company had issued the outstanding 21,360,010 shares of Common Stock (the "Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one (1) vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, a majority of the shares entitled to vote must be represented at the Annual Meeting in person or by proxy. Shares of stock may not be voted cumulatively. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

                               EXPENSE OF MAILING

         The expense of preparing and mailing of this Proxy Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this Proxy Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

                                     PROXIES

         In voting their Common Stock, stockholders may vote in favor of or against the proposal to approve the proposals on the agenda or may abstain from voting. Stockholders should specify their choice on the accompanying proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. If no specific instruction are given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the approval of the proposals and in the discretion of such proxies to any other procedural matters which may properly come before the Meeting or any adjournments thereof. All proxies delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by (i) giving written notice to the Secretary of the Company,
(ii) by delivering a later dated proxy card, or (iii) by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to Ernest Cheung, Secretary, Xin Net Corp., #830-789 W. Pender St., Vancouver BC Canada V6C 1H2.

         HOLDERS OF COMMON STOCK ARE REQUIRED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ACCOMPANYING PRE-ADDRESSED ENVELOPE.

     The person named as proxy is Marc Hung, a director of the Company.

     In addition to the solicitation of proxies by mail, the Company, through its directors, officers, and employees, may solicit proxies from stockholders personally or by telephone or other forms of communication. The Company will not reimburse anyone for reasonable out-of-pocket costs and expenses incurred in the solicitation of proxies. The Company also will request brokerage houses, nominees, fiduciaries, and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

         None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon, except that all officers and directors may be deemed beneficiaries under the Employee Stock Award Plan proposed for adoption.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     As of the call date of the meeting, August , 2001 the total number of common shares outstanding and entitled to vote was 21,360,010.

         The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

                                   RECORD DATE

     Stock transfer records will remain open. August , 2001 shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

          The following table sets forth information as of July 31, 2001, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.

Title      Name and                            Amount and                Percent
of         Address of                          Nature of                 of
Class      Beneficial Owner                    Beneficial Interest       Class
-----      ----------------                    -------------------       -----

Common     Xiao-qing Du
           #2754 Adanac St.                     2,760,000                 12.9%
           Vancouver, BC V5K 2M9

Common     Richco Investors, Inc.               2,749,500                 12.9%
           789 W. Pender St., #830
           Vancouver, BC Canada V6C 1H2

Common     Ernest Cheung       (1)              2,749,500                 12.9%
           Secretary and Director
           789 W. Pender St., #830
           Vancouver, BC  Canada V6C 1H2

Common     Maurice Tsakok      (1)              2,749,500                 12.9%
           789 W. Pender St., #830
           Vancouver, BC Canada V6C 1H2

Common     Marc Hung                              118,000                   .5%
           789 W. Pender St., #830
           Vancouver, BC Canada V6C 1H2


Officers and Directors as a Group               5,627,500                 26.3%

(1) Through Richco Investors, Inc. of which Ernest Cheung and Maurice Tsakok are officers, directors, and shareholders.


                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Annual Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Annual Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

        III. The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to:

        -  elect the nominees for  directors of the Company;

        -  to approve the Employee Stock Award Plan;


        - to ratify the designation of Clancy & Co. as Independent Accountants for the annual period ending December 31, 2001;

        - to approve the ISP "Assets Transfer Agreement" signed with Beijing Sino Soft Intel Information Technology Ltd. signed on June 22, 2001;

        - to authorize the transfer of the assets and liabilities, except for cash USD 800,000, to wholly-owned subsidiary, Xin Net International Corp., and to authorize the spin out of shares of Xin Net Inter-national Corp., as a dividend, pro-rata to the shareholders of the Company on the basis of one share of Xin Net International Corp. for each one share of the Company owned as of the record date for this meeting.

        - and to transact such other business as may properly come before the Annual Meeting or any postponement of or adjournment thereof.



               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

(a)  Officers' Compensation.

     Compensation paid by the Company for all services provided up to June 30, 2001(1) to each of the executive officers and (2) to all officers as a group.

                             SUMMARY COMPENSATION TABLE OF EXECUTIVES
                        Cash Compensation             Security Grants
---------------------------------------------------------------------------------------------------------------

Name and      Year  Salary  Bonus Annual      Restricted Securities   Long Term           LTIP      All Other
Principal                         Compensation Stock     Underlying   Compensation/       Payments  Compensation
Position                          /Other($)    Awards    Options/     Options
                                                         SARs(#)
                                                         (SHARES)
---------------------------------------------------------------------------------------------------------------
Xiao-qing Du
President of  1998  20,000    0           0     0         0                0              0              0
Infornet      1999  27,474    0      16,000     0    1,068,000(3)          0              0              0
Subsidiary    2000  30,000    0           0     0         0                0              0              0
              2001  16,042    0           0     0         0                0              0              0
                   (CDN)
---------------------------------------------------------------------------------------------------------------
Marc Hung     1998       0    0           0     0         0                0              0              0
President     1999       0    0      17,500     0      262,000(2)         $4,500          0              0
              2000       0    0      29,500     0         0                0              0              0
              2001       0    0      26,000     0         0                0              0              0
                                      (CDN)
---------------------------------------------------------------------------------------------------------------
Ernest Cheung 1998       0    0           0     0         0                0              0              0
Secretary     1999       0    0       8,000     0      435,000(1)          0              0              0
              2000       0    0      24,000     0         0                0              0              0
              2001       0    0      12,000     0         0                0              0              0
                                      (CDN)

---------------------------------------------------------------------------------------------------------------
Officers as   1998  20,000    0           0     0        0                                0              0
A Group       1999  27,474    0      41,500     0    1,765,000             0              0              0
              2000  30,000    0      53,500     0         0                0              0              0
              2001  16,042    0      38,000     0         0                0              0              0
                     (CDN)            (CDN)


     (1)Ernest Cheung received 50,000 options to buy 50,000 shares at $1.30 per share, plus Richco Investors, Inc. of which Mr. Cheung is an officer and director, and Mr. Tsakok is an officer and director, received 385,000 units for its services in structuring the private placement. The "unit" is defined in "Liquidity and Capital Resources".

     (2) 262,000 options to buy 262,000 shares at $1.30 per share.

     (3) See Note (g) under "Stock purchase options" following Summary Compensation Tables of Directors.

     There have been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

(b)  Directors' Compensation

   Directors who are also officers of Xin Net Corp. receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. The Company has granted options to directors under its Stock Incentive Plan subsequently adopted.



                     SUMMARY COMPENSATION TABLE OF DIRECTORS
                               (TO JUNE 30, 2001)

                           Cash Compensation               Security Grants

----------------------------------------------------------------------------------------------------------------

Name and       Year    Annual   Meeting  Consulting Number       Securities          LTIP      All Other
Principal              retainer Fees ($) Fees/Other   of         Underlying          Payments  Compensation
Position               Fees ($)          Fees($)    Shares (#)   Options/SARs(#)
                                                                        (SHARES)

----------------------------------------------------------------------------------------------------------------
Xiao-qing Du,  1998    0          0        0           0           0                 0              0
Director       1999    0          0        0           0         1,068,000 (3)       0              0
               2000    0          0        0           0           0                 0              0
               2001    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------------
Jing Liang,    1998    0          0        0           0           0                 0              0
Director       1999    0          0        0           0           0                 0              0
(resigned in 1999)
----------------------------------------------------------------------------------------------------------------
Marc Hung      1999    0          0        0           0           262,000 (2)       0             $4,500
Director       2000    0          0        0           0           0                 0              0
               2001    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------------
Ernest Cheung, 1998    0          0        0           0           0                 0              0
Director       1999    0          0        0           0           435,000 (1)       0              0
               2000    0          0        0           0           0                 0              0
               2001    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------------
Maurice Tsakok 1999    0          0       14,000 CDN   0           647,000 (4)       0              0
Director       2000    0          0       24,000 CDN   0           0                 0              0
               2001    0          0       12,000 CDN               0                 0              0
----------------------------------------------------------------------------------------------------------------
Directors as a 1999    0          0       14,000 CDN   0           2,027,000         0              0
group          2000    0          0       24,000 CDN   0           0                 0              0
               2001    0          0       12,000 CDN   0           0                 0              0
----------------------------------------------------------------------------------------------------------------



   (1)See note (1) under Compensation Table of Executives
   (2)See note (2) under Compensation Table of Executives
   (3)See note (3) under Compensation Table of Executives
   (4)262,000 options to buy 262,000 shares at $1.30 per share plus 385,000 units to Richco Investors, Inc. (See Note (3) under Compensation Table of Executives)


     There have been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

     No director, except for those who are also officers as listed above, received any compensation in 1998.

(e) Termination of Employment and Change of Control Arrangements.  None.

(f) Stock purchase options:

     On February 26, 1999, stock options for a total of 480,000 shares at $.40 per share were granted to officers and employees (or persons who became officers) that had contributed to the success of the company in the past: Marc Hung (150,000 shares) and Xin Wei (330,000 shares) (Note: Mr. Wei is not an officer of the Company, but an employee of Infornet Investment Corp.) All share options were exercised as of April 6, 1999.

     On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the Company in 1999, as follows:

     a. 262,000 options to Gemsco Management Ltd. (owned beneficially by director Maurice Tsakok) for designing and implementing the Company's corporate website, advising on technological matters, researching the technology sector and for services as a director.
     b. 262,000 options to Farmind Link Corp. for their role as advisor on strategic issues, technology market trends, and financial and capital market issues.
     c. 262,000 options to Sinhoy Management Ltd. (owned beneficially by officer and director Marc Hung) for their contributions to the general management of the Company, investor relations, technological matters and for services as a director.

     d. 212,000 options to Lancaster Pacific Investment, Ltd. for their contributions in the areas of regulatory matters, Chinese market conditions and strategies aimed at penetrating the market.
     e. 50,000 options to Ernest Cheung for services rendered as secretary and director of the Company.
     f. 20,000 options to Yonderiche International Consultants Ltd. for services rendered in matters regarding Chinese government policies and regulations.
     g. 1,068,000 options to Weststar Holdings Limited (owned beneficially by Xiao-qing Du, a director and president of Infornet Investment Corp., and Xin Wei, a director and secretary of Infornet Investment Corp. and president of XIN
HAI) and employees of Xin Hai Technology Development Ltd., as a group, for the successful continued development of the business in China and achieving excellent operational results during the year. The breakdown of the 1,068,000 options is to be determined at a later date.

     The average closing price for the five trading days ended on November 12, 1999 was $1.28 per share. The closing price on November 12, 1999 was $1.187 per share.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 26, 1999, Marc Hung, who was neither an officer nor director but since has become President and Director, was granted and exercised (in March, 1999) an option to purchase 150,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for services rendered since July 1998 as advisor to the Company in matters relating to management, technology and strategies.

     On February 26, 1999, Kun Wei, a shareholder, was granted and exercised (in March) an option to purchase 330,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the joint venture, in particular with regards to technology development and implementation. Kun Wei is Vice President of Xin Hai Technology Development, Ltd. and the brother of Xin Wei.

     On February 26, 1999, Xin Wei, a shareholder, who is President of Xin Hai Technology Development, Ltd., the Company's joint venture Partner, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the joint venture, in particular with regards to general management of Xin Hai Technology Development Ltd., business development and governmental relations.

     In May 1999, Marc Hung, President and Director of the Company, purchased 80,000 units of the private placement at the $1.00 offering price. Richco Investors, Inc., a public company of which both Messrs. Ernest Cheung and Maurice Tsakok are directors, officers and shareholders, purchased 700,000 units in the private placement at $1.00 per unit in May 1999.

      On September 17, 1999 385,000 units were issued to Richco Investors, Inc. as a consulting fee for services rendered in structuring the unit placement.

     The units consisted of one share and a warrant ("A" Warrant) to purchase an additional unit at $2.00 per unit, such additional unit consisting of one share and a warrant ("B" Warrant) to purchase an additional share at $5.00 per share. On March 15, 2001 the Company amended both the Series "A" and Series "B" warrants as follows:

   - The exercise price of the Series "A" warrants is adjusted to $1.00 each and their term is extended to the earlier of (a) March 31, 2003 and (b) the 90th day after the day on which the weighted average trading price of Xin Net Corp.'s shares exceeds $1.25 per share for ten consecutive days;

   - Upon exercise of one Series "A" warrant at $1.00, the holder will receive one Xin Net Corp. common share and one Series "B" warrant;

   - The exercise price of the Series "B" warrants is adjusted to $1.50 each and their term is extended to the earlier of (a) March 31, 2004 and (b) one year after the 90th day occurrence described above.

     On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the Company in 1999, as described above under "Stock Purchase Options."

     The Company has made loans to the Placer joint venture since the year 1999. These loans bear 0% interest and are payable on demand. At June 30, 2001 the cumulative amount of the loans was $3,153,484.

     On June 22, 2001 the Company, through its Chinese joint venture partner Xin Hai Technology Development Ltd, signed an agreement to transfer ISP assets to Beijing Sino Soft Intel Information Technology Ltd. for USD 700,000 equivalent in Renminbi, plus other considerations. The text of the agreement is appended to this proxy as Exhibit B.

     On July 31, 2001 the Company signed a letter of intent to acquire 100% ownership of privately-owned Protectserve Pacific Ltd (PSP). PSP is based in Hong Kong and is an innovative developer and provider of web-based surveillance and monitoring & control systems. The text of the letter of intent is appended to this proxy as Exhibit C. The acquisition is subject to certain conditions such as audit delivery.

Committees and Meetings

         The Board held numerous meetings during the fiscal year ended December 31,2000 and in the first seven months of 2001. The Board has standing Audit and Compensation Committees. The Audit Committee conducted its business during the regular meetings of the Board of Directors during the last fiscal year and in addition, conferred from time to time as necessary. The Compensation Committee, in addition to meetings as part of the regular meetings of the Board, also conferred from time to time as necessary. The Board has no standing nominating committee. All directors attended more than 75% of the Board meetings and the meetings of the Board committees on which such directors served.

         The Audit Committee of the Board presently consists of Mr. Cheung and Mr. Hung. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board the appointment of the independent auditors, and meet with the independent auditors for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and accounting compliance.

         Messrs. Cheung and Hung currently serve on the Compensation Committee. The Compensation Committee will administers the Company's Employee Stock Award Plan (the "Plan") and determines the compensation to be paid to each of the Company's executive officers, employees, and Directors.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Securities and Exchange Commission requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of an entity other than the Company and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee. Messrs. Cheung and Hung are members of the Compensation Committee.

Indemnification of Directors and Officers

         As permitted by the Florida Business Corporation Act, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by the Florida Business Corporation Act, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law, including those circumstances in which indemnification would otherwise be discretionary.

         The Company has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Florida Business Corporation Act and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified.

         The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                ANNUAL REPORT AND INTERIM 2nd QUARTER 2001 REPORT

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 (the "Form 10-KSB") and Interim Report 2nd Quarter 2001 are being furnished simultaneously herewith. The Form 10-KSB and 2nd Quarter Interim Report are not considered a part of this Proxy Statement.

         The Company will also furnish to any stockholder of the Company a copy of any exhibit to the Form 10-KSB as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to Ernest Cheung, Secretary, at #830, 789 W. Pender St., Vancouver, BC Canada V6C 1H2.


                         BOARD OF DIRECTORS AND OFFICERS

          Four of the persons listed below, namely Marc Hung, Ernest Cheung, Xiao-Qing (Angela) Du and Maurice Tsakok are Officers and the members of the Board of Directors as of this date. The other three, namely Justin Kwei*, Wilson Yim*, and Simon Wong*, are to become members of the Board at the signing of a formal purchase agreement to acquire 100% ownership by the Company of privately-owned Hong Kong-based Protectserve Pacific Ltd. The date of the signing is expected to fall before the date of the annual general meeting. All seven persons are nominees for Director for the following term.

                        DIRECTORS AND EXECUTIVE OFFICERS
                        --------------------------------

                                                                 Period of
                                                                 Service As
                                                                 An Officer Or
     Name                  Age           Position(s)             Director
-----------------------  --------  ------------------------  -------------------
Marc Hung                   56     President & Director            Annual
Ernest Cheung               50     Secretary & Director            Annual
Xiao-qing (Angela) Du       30     Director                        Annual
Maurice Tsakok              49     Director                        Annual

Justin Kwei*                48      Director                       Annual
Wilson Yim*                 45      Director                       Annual
Simon Wong*                 49      Director                       Annual

         The principal occupations of each director and officer of the Company for at least the past five years are as follows:

                              MANAGEMENT EXPERIENCE

    XIAO-QING (ANGELA) DU, President of subsidiary Infornet Investment Corp. and Director, age 30, was President and Director of our company from 1996 to April 1999. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan Canada. She has been Business Manager of China Machinery & Equipment I/E Corp. (CMEC) from 1992 to 1994. She is now President of Infornet Investment CORP., our wholly owned subsidiary in Canada, and remains a director of our Company.

     ERNEST CHEUNG, Secretary and Director, age 50, has been Secretary of our company since May 1998. He received a B.A. in Math in 1973 from University of Waterloo Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a director of our Company since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Spur Ventures, Inc. since 1997, Richco Investors, Inc. since 1995 and Drucker Industries, Inc. since 1997. In 2000, he became President and a Director of China NetTV Holdings, Inc.

     MARC HUNG, B.A.Sc.(E.E.), M.A.Sc. (E.E.) University of Montreal (1969 &
1971), President and Director, age 56, has been President of our company since April 6, 1999. From May 1992 to April 1997, Marc Hung was director of Power System Technology, a division of Institut de Recherche en Electricite du Quebec
(IREQ), Hydro-Quebec's Research Institute. His main tasks consisted of general management, networking, promotion of the division's technological products and services and negotiations with potential partners for spinning off promising innovations. The field of responsibility included, amongst others, software products and services, software engineering and telecommunications technology. From May 1997 to June 1998, he was loaned by Hydro-Quebec to the Canadian Centre for Magnetic Fusion (CCFM), a fundamental research entity formed by Hydro-Quebec, the Institut National de Recherche Scientifique (INRS) and (up to March 1997) Atomic Energy of Canada Ltd. Besides general management, his main mandate was to develop and propose a plan for the commercialization of the Centre's innovative products and services. From 1999 to date he has been President and principal of Sinhoy Management, Ltd. From July 1998 to March 1999, Mr. Hung was on sabbatical for personal reasons, but acted as a consultant to Xin Net. In 2000, he became a Director of China NetTV Holdings, Inc.

     MAURICE TSAKOK, Director (since 1997), age 49, was employed from 1994 to 1996 by Sagit Mutual Funds, a mutual fund company, who as a vice-president was responsible for computer operations and research on global technology companies.

From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems (MIS) (1976 Hofstra University). In 2000, he became a Director of China NetTV Holdings, Inc.


    JUSTIN KWEI, age 48, is the President and co-founder of Protectserve Pacific Ltd. He has over 20 years of diversified business to business and end-user marketing with extensive business management. He has a strong background and record of consistent profit contributions in identifying and developing new markets, implementing new product strategies to achieve sales and company objectives. Prior to his present position with ProtectServe, he held many senior sales and management positions with multinational companies. He was North Asia Commercial Director for SITA Information Networking Computing B.V. from 1996 to 2001. From 1990 to 1996 he was Greater China Director for Anixter Hong Kong Ltd, the wholly-owned subsidiary of a US publicly listed global networking and distribution company. He also held keys sales position with major IT vendors including Digital Equipment Corp, Data General and Cable Wireless in the 80s. He received B.Adm and MBA degrees from the University of Ottawa, Ontario, Canada in 1976 and 1978 respectively. In January 2001, he was accredited as Honorary Consul of the Republic of Rwanda for Hong Kong SAR and Macau SAR.

    WILSON YIM, age 45, is the Chief Technology Officer and co-founder of Protectserve Pacific Ltd. He has over 15 years of extensive experience in IT development and project management, covering all aspects of the development cycle from analysis and specifications, support and facilities management. From 1998-2000, he was the managing director of Web Net H.K. Ltd, a leading e-commerce company specializing in the development of internet, intranet and web-hosting applications. From 1990 to 1998, he was technical director for Suntech Ltd, a RF pager and VCD manufacturer. His main task consisted of systems and product design in real-time communication systems, hardware, software and operating systems. Since 1980, he also held senior technical positions in Toronto, Canada. From 1980-1985, he was technologist and project manager for International Aeradio Ltd and was responsible for the design and implementation of RF telecommunication and security systems. From 1995-1990 he was technical vice-president for Anocompech ATM Ltd, a Toronto listed company manufacturing and marketing personal computer across Canada. He received in 1979 a Technologist High Diploma from Senecca College of Applied Science & Technology, majoring in RF Telecommunication.

         SIMON WONG, age 49, is the managing director of Infotech Electronics Ltd which was established in 1992. He has been business manager and project manager of large scale cabling and networking projects including Hong Kong Chek Lap Kok Airport Terminal building, all public hospitals (40) under Hospital Authority, Jusco Department Stores, Guangdong Yamtien Container Port, Beijing Waste Water Treatment Plant and more. Prior to his current employment, he worked for IBM Asia Pacific Group for 18 years since 1974 and held many key technical positions in Telecommunication divisions. Mr. Wong graduated from Hong Kong Morrison Technical Institute with High Diploma in Electronics in 1973.

         The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified.

         The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal.


                                   Proposal #1

                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors and that number is four (4) and will become seven (7) after the Company acquires 100% ownership of Protectserve Pacific Ltd. The Board has nominated seven (7) persons. At this Annual Meeting, a Board of seven (7) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. In the event that any Management nominee shall become unavailable, or if other persons are nominated, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the Company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is presented may elect directors.

         The business experience of each director nominee is discussed under "Management Experience" in this Proxy Statement.

                   THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

                                    Marc Hung
                                  Ernest Cheung
                              Xiao-qing (Angela) Du
                                 Maurice Tsakok
                                   Justin Kwei
                                   Wilson Yim
                                   Simon Wong

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

                                   Proposal #2


                            EMPLOYEE STOCK AWARD PLAN

         On October 3, 2000 the Board unanimously approved an Employee Stock Award Plan, subject to stockholder approval, for 15% of shares outstanding, all of which shares will be available for grant to directors and selected employees, advisors and consultants of the Company. The Board believes that the Plan is necessary for the Company to compete effectively in its market by attracting and retaining key talent with stock options.

         The following summary does not purport to be a complete statement of the Plan's terms and is subject to and qualified in its entirety by reference to Exhibit A.

            Under the Plan, only employees, directors, advisors and consultants of the Company or any subsidiary (including, without limitation, independent contractors who are not members of the Board) are eligible to receive grants of Options by the Compensation Committee. The Plan is administered by the Compensation Committee of the Board, which selects the employees to whom options will be granted, determines the number of shares to be made subject to each grant, and prescribes other terms and conditions, including the type of consideration to be paid to the Company for the grant of each option and vesting schedules in connection with each grant.

         Set forth below is an explanation of the Plan and a summary of its principal terms. The text of the Plan is set forth in Exhibit A to this Proxy Statement.

Shares Subject to the Employee Stock Award Plan

     The maximum number of option grants is set at 15% of shares outstanding. The authorized shares issuable in connection with the Plan are subject to adjustment in the event of stock dividends, mergers or other reorganizations and other situations.

     If any option granted under the Plan expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such option shall again be available for additional option grants.

Participants

         All directors, employees, advisors and consultants of the Company are eligible to receive options under the Plan either by automatic grant for the Board made pursuant to the Plan or if selected by the Compensation Committee.

Terms of Stock Options

        The exercise price of NSOs under the Plan shall not be less than 100% of the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price of all NSOs granted to a nonemployee director shall be equal to 100% of the fair market value of a share of the Company's Common Stock on the date of grant.

         The exercise price of ISOs granted to the Company's employees shall not be less than 100% of the fair market value of a share of the Company's Common Stock on the date of grant.

         The term of any Option granted under the Plan shall not exceed ten (10) years from the date of grant.

        The Compensation Committee shall have sole discretion in determining the award amounts.

         The Compensation Committee: (1) administers the Plan, and except for automatic grants for the Board made pursuant to the Plan (2) determines the number of shares and options to be granted under the Plan, and the timing, vesting, and other terms of such grants, including, without limitation, the purchase price for each award or sale of shares and the exercise price of each option.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ.Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

         ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NSOs need not comply with such requirements.

         An employee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value on the exercise date of the shares acquired under an ISO will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two (2) years following grant and at least one (1) year following exercise, theoptionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. If such shares are held longer than 18 months, the long-term capital gains rate is generally 20%. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price).If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one (1)- and two (2)-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be limited to the difference between the fair market value of the stock on the exercise date and the option exercise price. Any remaining gain on the disposition will be capital gain and will be long-term capital gain if the stock had been held for at least one (1) year following the date of exercise. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO if there is no disposition of the shares prior to the satisfaction of the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

         An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one (1) year following exercise. The Company does not receive a deduction for this gain.


New Plan Benefits

         The Compensation Committee has full discretion to determine the number and amount of options to be granted to employees under the Plan. Therefore, the benefits and amounts that will be received by each of the officers named in the Summary Compensation Table above, the executive officers as a group, the directors who are not executive officers as a group, and all other employees under the Plan are not presently determinable.

         The number of options to be received by each nonemployee director pursuant to the terms of the Plan, subject to stockholder approval, are determined by the Compensation Committee.

Required Approval

         For action to be taken at the Annual Meeting, a quorum must be present. To be considered approved, the amendment and restatement of the Plan must receive the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting.

         Unless marked to the contrary, proxies received will be voted "FOR" the approval of the company's Employee Stock Award Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE COMPANY'S EMPLOYEE STOCK AWARD PLAN.

                                   Proposal #3

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Clancy and Co., PLLC, Independent Public Accountants, of Phoenix, Arizona, have been engaged as the Certifying accountants for the period through fiscal year 2001 and shareholders are asked to ratify such engagement. Ratification of the appointment of Clancy and Co, PLLC, as the Company's independent public accountants for the fiscal year ending December 31, 2001 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Clancy and Co., PLLC, for the fiscal year 2001, such appointment will be reconsidered by the Board.

         Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Clancy and Co., PLLC, as independent accountants for the Company's fiscal year ending December 31, 2001.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                   Proposal #4

         On May 18, 2001 the Board of Directors decided that the Company's business in China will focus on domain name registration and web-hosting services, and will discontinue Internet access provision (ISP) services as soon as practicable. The ISP business in China faces stiff competition, mainly from government-owned telephone companies, and accounted for a very large share of Company operating losses in the fiscal year ended December 31, 2000 and in the fiscal quarter ended March 31, 2001. The Company filed a Form 8-K "Current Report" with the Securities and Exchange Commission (SEC) regarding this decision on May 23, 2001. On June 22, 2001 the Board of Directors authorized the Company's joint venture partner, Xin Hai Technology Development Ltd., to sign an agreement to sell Company ISP assets to Beijing Sino Software for USD 700 thousand in cash plus other considerations. The agreement was signed on June 22, 2001. An English summary and an English translation of the agreement were filed with the SEC on July 12, 2001. The summary is reproduced here and the agreement is included as Exhibit B of the Proxy Statement. The statutes of the State of Florida, the jurisdiction of incorporation of the Company, require that the agreement be approved by Company shareholders.

          Summary of Asset Transfer Agreement dated June 22, 2001.

           The Company has entered into an Assets Transfer Agreement under which it has agreed to transfer all the assets of the ISP operations in China to Beijing Sino Soft Intel Information Technology, Ltd. of Beijing. The transfer includes all transferable permits, equipment, agency contracts, customers, accounts, employees and operations.

          The price for the transfer of assets by the Company is $700,000 (USD) payable to the Company in Renminbi at the official exchange rate, as follows:
$350,000 payable as a deposit upon signing with $350,000 to be paid upon receipt of shareholder approval of the asset transfer by Company shareholders.

          The Company has agreed to assign Logo, lines, numbers, locations and all accounts and assets and has agreed not to compete in China in the ISP business. No fixed debt is assumed by purchaser, but ongoing contracts for Internet access provision, etc. will be assumed by buyer.

         For action to be taken at the Annual Meeting, a quorum must be present. To be considered approved, the agreement to sell Company ISP assets to Beijing Sino Soft must receive the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting.

         Unless marked to the contrary, proxies received will be voted "FOR" approval of the agreement to sell the Company's ISP assets to Beijing Sino Soft.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT SIGNED ON JUNE 22, 2001 TO SELL THE COMPANY'S ISP ASSETS TO BEIJING SINO SOFT.

                                   Proposal #5

         On July 31, 2001 the Company has signed a letter of intent to acquire 100% ownership of ProtectServe Pacific Ltd. (PSP), an innovative developer and provider of state-of-the-art web-based surveillance, monitoring & control systems. The Company will transfer to a wholly owned subsidiary its current business assets and liabilities, except for cash USD 800,000 (which will be used to manage and expand PSP operations). The Company will then distribute a dividend to current Company shareholders as of record date of this meeting on a share for share basis. The business reasons for this restructuring are: a) to allow the acquisition of a new business venture and b) to allow retentions by existing shareholders of the value of the existing business of the company by transferring it into a subsidiary to be spun off in a dividend. On August 3, 2001 the Company filed a Form 8-K "Current Report" with the Securities and Exchange Commission disclosing this letter of intent and announcing the Company's intent to transfer its current business assets and liabilities, except for cash US $800,000, to a new US-incorporated company and distribute by way of a dividend this new company's shares, on a pro-rata basis, to the Company shareholders as of the record date for the annual general meeting. The Company has incorporated Xin Net International Corp. in the State of Nevada for this purpose.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AUTHORIZE THE TRANSFER OF THE ASSETS AND LIABILITIES, EXCEPT FOR CASH USD 800,000, TO WHOLLY-OWNED SUBSIDIARY, XIN NET INTERNATIONAL CORP., AND TO AUTHORIZE THE SPIN OUT OF SHARES OF XIN NET INTERNATIONAL CORP., AS A DIVIDEND, PRO-RATA TO THE SHAREHOLDERS OF THE COMPANY ON THE BASIS OF ONE SHARE OF XIN NET INTERNATIONAL CORP. FOR EACH ONE SHARE OF THE COMPANY OWNED AS OF THE RECORD DATE FOR THIS MEETING.


                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by the secretary of the Company at #830-789
W. Pender St., Vancouver, BC Canada V6C 1H2, not later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in June, 2002.

         Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: August       , 2001
                                       By Order of the Board of Directors

                                           /s/ Marc Hung
                                       By: ----------------------------------
                                            Marc Hung, President

                                    EXHIBIT A

                                 2000 STOCK PLAN

                                       OF

                                  XIN NET CORP.


SECTION 1. ESTABLISHMENT AND PURPOSE.

     The Plan is established on October 3, 2000, effective on approval by shareholders, to offer directors and selected employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

         The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2. DEFINITIONS.

         (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

         (d)  "Company" shall mean Xin Net Corp., a Florida corporation.

         (e) "Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) an Outside Director and (iii) an advisor, a consultant or an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Subsections (a) and (b) of Section 4.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         (h) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:



                  (i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite- transactions report;

                  (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

                  (iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (i) "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

         (j) "Nonstatutory Option" shall mean an employee stock option not described in sections 422(b) or 423(b) of the Code.

         (k) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (l) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (m)  "Optionee" shall mean an individual who holds an Option.

         (n) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary.


SECTION 3. ADMINISTRATION.

         (a) Committee Membership. The Plan shall be administered by the Committee. The "Committee" shall mean the full Board of Directors and/or a committee designated by the Board of Directors, which is authorized to administer the Plan under this Section. The Committee's membership shall enable the Plan to qualify under Rule 16b-3 with regard to the grant of Shares and Options under the Plan to persons who are subject to Section 16 of the Exchange Act. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Shares or Options under the Plan to persons subject to Section 16 of the Exchange Act.

         (b) Committee Procedures. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i)  To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v)  To select the Offerees and Optionees;

                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and, to the extent such amendments adverse to the Offeree's or Optionee's interest, to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

                  (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

         (a) General Rules. Only Employees (including, without limitation, advisors, consultants and independent contractors who are not members of the Board of Directors) shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. Employees who are Outside Directors shall only be eligible for the grant of the Nonstatutory Options described in Subsection (b) below.

         (b) Outside Directors. Any other provision of the Plan notwith-standing, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                  (i) Outside Directors shall receive no grants other than the Nonstatutory Options described in this Subsection (b).

                  (ii) All Nonstatutory Options granted to an Outside Director under this Subsection (b) shall also become exercisable in full in the event of the termination of such Outside Director's service because of death, Total and Permanent Disability or voluntary retirement at or after age 65.

                  (iii) The Exercise Price under all Nonstatutory Options granted to an Outside Director under this Subsection (b) shall be equal to 100 percent of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Subsection (a), (b), (c) or (d) of Section 8.

                  (iv) Nonstatutory Options granted to an Outside Director under this Subsection (b) shall terminate on the earliest of (A) the 10th anniversary of the date of grant, (B) the date 120 days after the termination of such Outside Director's service for any reason other than death or Total and Perm- anent Disability or (C) the date 6 months after the termi- nation of such Outside Director's service because of death or Total and Permanent Disability.


The Committee may provide that the Nonstatutory Options that otherwise would be granted to an Outside Director under this Subsection (b) shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the Nonstatutory Options shall be applied with regard to the service of the Outside Director.

SECTION 5. STOCK SUBJECT TO PLAN.

         (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 15% of Shares oustanding, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

         (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 60 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

         (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 100 percent of the Fair Market Value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

           (d) Withholding Taxes. As a condition to the award, sale or vesting of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

           (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. The Exercise Price of a Nonstatutory Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in
Section 8.

         (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

         (f) Nontransferability. During an Optionee's lifetime, such Optionee's Option(s) shall be exercisable only by him or her and shall not be transferable, unless permitted by the Stock Option Agreement. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

         (g) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than the Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

         (i)  The expiration date determined pursuant to Subsection (e) above;

         (ii) The date 120 days after the termination of the Optionee's Service for any reason other than Total and Permanent Disability; or

         (iii) The date six months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination.

         (h) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         (i) Death of Optionee. If an Optionee dies while he or she is in Service, then such Optionee's Option(s) shall expire on the earlier of the following dates:

         (i)  The expiration date determined pursuant to Subsection (e) above;
or

         (ii)  The date six months after the Optionee's death.

         All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.

         (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 9.

         (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

         (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. PAYMENT FOR SHARES.

         (a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

                  (i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or all of the forms described in Subsections (e),
                  (f) and (g) below.

                  (ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c),
                  (d), (f) or (g) below.

                  (iii) In the case of a Nonstatutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to Subsections (b), (c), (d), (f) or (g) below.

         (b) Surrender of Stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) Exercise/Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (d) Exercise/Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (e) Services Rendered. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

         (f) Promissory Note. To the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

         (g) Other Forms of Payment. To the extent that this Subsection (g) is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

SECTION 9. ADJUSTMENT OF SHARES.

         (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Nonstatutory Options to be granted to Outside Directors under Section 4(b), (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

        (b)Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration.

         (c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. SECURITIES LAWS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11. NO RETENTION RIGHTS.

         Neither the Plan nor any Option shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

SECTION 12. DURATION AND AMENDMENTS.

         (a) Term of the Plan. The Plan, as set forth herein, shall become effective upon approval by shareholders. The Plan shall terminate automatically 15 years after its initial adoption by the Board of Directors on October 3, 2000, and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) Right to Amend or Terminate the Plan. The Board of Directors may, subject to applicable law, amend, suspend or terminate the Plan at any time and for any reason. An amendment to the Plan shall require stockholder approval only to the extent required by applicable law.

         (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13. EXECUTION.


      To record the adoption of the Plan by the Board of Directors on October 3, 2000 subject to approval by the Company's stockholders at a duly noticed shareholders' meeting, the Company has caused its authorized officer to execute the same.

XIN NET CORP.


By /s/ Marc Hung
   -----------------------
   President

                                    EXHIBIT B


                            ASSETS TRANSFER AGREEMENT

This Assets Transfer Agreement (hereafter "Agreement") made by both parties on June 22, 2001 in Beijing.

THE PARTIES:

Party A (Transferor):               Beijing Xin Hai Technology Development Ltd.
Registered Address:                 Room 1858, New Century Office Tower, No.6
                                    Southern Road, Capital Gymnasium, Beijing

Legal Representative:               Mingming Lu


Party B (Transferee):               Beijing Sino Soft Intel Information
                                    Technology Ltd.
Registered Address:                 2nd floor,  No. 9 A, East  Tucheng Rd,
                                    Heping  Street,  Chaoyang District, Beijing.

Legal Representative:               Xia Gao

Recital:

1. Party A possesses certain ISP assets including equipment and related operating equipment that is capable of providing ISP services to the general public prior to the effective date of this Agreement. Party A wishes to transfer the above mentioned assets, related permits, software, contracts, and subscribers to Party B according to the terms of this Agreement.

2. Party B wishes to accept the above mentioned operating assets and intangible assets including related permits, software, contracts, and subscribers.

3. Party A agrees not to re-enter the Internet access business (i.e. ISP services) in the future.

     Through friendly negotiation, the parties come to the following agreement:

     ARTICLE 1 DEFINITION

     Other than specifically specified, the following terms shall have the same meaning throughout the Agreement including all supplements and addendum:

Transfer Assets: referring to all of the Transferor's equipment and related operating equipment that is capable of providing ISP services to the general public prior to the effective date of this Agreement, including related permits, software, contracts, and subscribers.

Transfer Equipment: referring to all the fixed equipment  listed in Supplement 1 of the Agreement.

Subscribers:        referring to all the  Transferor's  ISP customers  until the effective day of the Agreement.

Technical Information:
                    referring to basic technical information related to the Transfer Equipment listed in Supplement 1, and documentation that ensures the proper operation of the Transfer Equipment such as usage and maintenance specifications, the ISP related operations and financial data, and subscriber information.

Related Services:   referring to the related  permits and rights that  accompany the transfer as listed in Supplement 2 of this Agreement.

Employees:          referring  to  the   Transferor's   employees   with  formal
                    employment  contract that are  associated  with the Transfer
                    Assets as listed is in Supplement 3 of the Agreement.

     ARTICLE 2 TRANSFER ASSETS

2.1 In accordance with the provisions of this Agreement, the Transferor agrees to transfer the above-mentioned assets to the Transferee, and the Transferee agrees to accept such assets from the Transferor.

2.2 The Parties agree that the price of Transfer Assets to be US$700,000. The Transferor agrees to accept payment in Renminbi with the official exchange rate of the day as the basis of conversion.

2.3 The Transferor will provide assistance to the Transferee throughout the transfer process.

2.4 This Agreement is subject to the approval of Xin Net shareholders at the next General Meeting.

     ARTICLE 3 TRANSFER PROCEDURE

3.1 The Transferee will assume operations of the Transfer Equipment at the effective date of this Agreement; transfer of technical and other intangibles should commence so as the Transferee can assume full operations.

3.2 The Transferee will within 5 days examine and verify that the Transfer Equipment corresponds to Supplement 1 of this Agreement. After which an acceptance memorandum will be executed by both parties.

3.3 The Transferor will perform the process of transferring the Related Services as listed in Supplement 2 immediately after the effective date of the Agreement.

3.4 Unless with written notice from the Transferee, the Transferor is responsible for all expenses (including but not limit to equipment maintenance, insurance, and other operating expenses) prior to the transfer of the Transfer Equipment and Technical Information to the Transferee.

3.5 The Transferee agrees to pay a guarantee deposit of US$ 350,000 to the Transferor on the day of signing of this Agreement. The US$ 350,000 balance will be paid after approval is obtained from Xin Net shareholders at the next General Meeting.

3.6 After the Transferee makes a payment, the Transferor will transfer proportional ownership of the Transfer Assets to the Transferee. It is after the Transferee has made all the payments that it will have total ownership of the Transfer Assets .

     ARTICLE 4 EMPLOYEES

4.1 To facilitate a smooth transfer, the parties agree that the Transferee will continue to retain all the Transferor's employees related to the ISP business, relieving the Transferor from all related employment contracts.

4.2 The Transferor will provide detail information of each employee including but not limited to their employment contract, job description and responsibility, wages, bonus, benefit, insurance, incentive method and other related information.

4.3 The Transferor will be responsible for the cancellation of the existing employment contracts and try its best to entice the employee to accept a new contract with the Transferee. The Transferor is responsible for all employment costs prior to the effective date of the Agreement.

4.4 The Transferee will offer six-month employment contract without probation to employees that would like to continue with the Transferee with the same wages and benefits. The Transferee also guarantees that employees will not be let go without cause for six months.


     ARTICLE 5 TERMINATION

5.1 After the effect date of this Agreement, if either party breaches its responsibility, declaration or guarantee as defined in the Agreement or has made a false or misleading declaration, then the other party has the right to unilaterally terminate the Agreement without liability.

5.2 When either party unilaterally terminates the Agreement according to the above article, it should give a written notice to the other party and the Agreement is considered to be terminated as soon as the notice is given.

     ARTICLE 6 WARRANTIES

6.1       The   Transferor   hereby  makes  the  following   warranties  to  the
          Transferee:

     A. General items:

          A1. The Transferor is a legal limited corporation set up based on the Chinese Laws and has the right and ability to execute and implement this Agreement.

          A2.       The   Transferor   has  obtained  all  the   permission  and
                    authorization for executing and implementing this Agreement unless indicated otherwise in this Agreement.

     B. Ownership of Transfer Assets

          B1. The Transferor has legal ownership and utilization rights for all the Transfer Assets.

          B2. There is no lien, mortgage, leasehold, and permission or other burden or third party right or other restriction that affects the Transfer Assets as defined in this Agreement.

          B3. When the Transferor transfers the ownership of the Transfer Assets to the Transferee according to the terms of this Agreement, the Transferee will have the proportional ownership and full utilization right for the Transfer Assets. Execution of the ownership and utilization rights will not conflict with any laws, regulations, or any third party rights. From the effective date of this Agreement up to the day the Transferee completes all the payments and obtains full ownership of the Transfer Assets, all revenues and expenses related to the operations of the Transfer Assets accrue to the Transferee. At the same time the Transferee will take proportional ownership of the Transfer Assets. Unless with permission of the Transferor, the Transferee cannot engage in any dealings with the portion of the Transfer Assets in any manner that the Transferee does not own. B4. After the effective date of this Agreement, all revenues generated by Transfer Assets accrue to the
                    Transferee. If any revenue gets into the Transferor`s account due to delays caused by transferring agency contracts, the Transferor will credit the revenues to the Transferee on a timely basis.

     D. Technical Information

     The Transferor has not granted any rights of the Technical Information, confidential information or other utilization right to a third party. It has no infringed on any third party right or other intellectual property by using Technical Information. Therefore, the Transferee will not infringe any third party right or other intellectual property by using the Technical Information from the Transferor.

     E. Lawsuit

     The Transferor is not a party to any lawsuit or arbitration related to the Transfer Assets. It also does not foresee any lawsuit or arbitration related with the Transfer Assets.

     F. Tax

          F1. Before the effective date of the Agreement, the Transferor is responsible for all taxes that it should or may bear to the different governing bodies.

          F2. After the Transferee has obtained ownership and operation rights of the Transfer Assets, it does not have to bear any taxes related with Transfer Assets before the effective date as mentioned above.

6.2       The Transferee hereby makes the following warranties to the
          Transferor: The Transferee is a legal limited corporation set up based on the Chinese Laws and has the right and ability to execute and implement this Agreement. The Transferee has obtained all the permission and authorization for executing and implementing this Agreement unless indicated otherwise in this Agreement.

     ARTICLE 8  COVENANT

8.1       The Transferor hereby makes the following covenants to the Transferee:

          (1) The Transferor agrees to keep the Transfer Assets in good working order prior to transferring to the Transferee. The Transferor will maintain the assets and ensure the Transfer Assets are in good working condition (as listed in Supplement 1, except normal wear and tear);

          (2) The Transferor guarantees that the Transferee owns the sole user rights to the Transfer Assets from the transfer day according to this Agreement. This however, does not affect the Transferee's right on future claims by the Transferee under terms of this Agreement. If disputes occur with any third party concerning the user rights of the Transfer Assets, it is the Transferor's responsibility to resolve the dispute and bear all the compensation, expenses and other responsibilities related to the dispute. If the Transferee suffers any loss due to such third party dispute, the Transferor is liable to compensate the Transferee for such loss.

          (3) The Transferor guarantees to finish transferring Part 1 of Supplement 2 in a timely manner and use its best efforts to assist the Transferee to complete Part 2 of Supplement 2.

          (4) The Transferor guarantees that during interim transferring period all the transferring procedures are legal.

8.2      The Transferee hereby makes the following covenants to the Transferor:

          (1) The Transferee promises to make all the payments to the Transferor within the stated time according to the terms of this Agreement.

          (2) After the effective date of the Agreement, the Transferee will continue to provide services unconditionally according to the existing agreements between the Transferor and its subscribers.

     ARTICLE 9 BREACH OF AGREEMENT

9.1       Any of the following constitutes breach by either party:

          (1) Being in breach of any of the responsibilities in this Agreement;
          (2) Being in breach of any of the warranties and covenants in this Agreement;
          (3)       Any false declarations, warranties and covenants;
          (4) The operating data from January to March provided by the Transferor is severely misstated.

9.2 If either party is in breach of the Agreement after the Agreement is effective, the other party has the right to ask for remedy within a certain time period; or delay asset transfer or delay payment or terminate the Agreement. It also has the right to claim compensation and penalty from the breach party.

9.3 If either party is in breach of the Agreement after all assets have been transferred or full payment has been made according to the terms of the Agreement, the other party has the right to claim compensation and penalty from the breach party.

9.4 If the Agreement is terminated due to severe breach of the Agreement by one party, the breach party should pay 10% of the total amount of the Contract to the other party for compensation.

9.4 If both Parties are at fault, then each party is responsible for its own actions.


     ARTICLE 10 DISPUTE SETTLEMENT

          Any disputes arising from the execution of or in connection with the Agreement shall be settled through friendly consultations between both Parties. In case no settlement can be arrived through consultations, the dispute shall be submitted to Beijing Arbitration Commission for arbitration. The arbitration decision is final and binding for both parties.

     ARTICLE 11 NOTICE

          Any notice or other connection between the parties must be in written format and may be delivered by person or sent by fax, express or registered post. The sender should pay postage.

     ARTICLE 12 EFFECTIVE DATES AND OTHERS

12.1 The condition of the Agreement to be effective: Execution by legal representatives or authorized representatives of both parties and sealed with both corporate seals.

12.2      Both Parties agree:
          The Agreement will take effect on June 22, 2001. Prior to the effective day, the Transferor owns and bears all the liabilities and rights related with Transfer Assets. From the effective date of this Agreement up to the day the Transferee completes all the payments and obtains full ownership of the Transfer Assets, all revenues and expenses related to the operations of the Transfer Assets accrue to the Transferee. At the same time the Transferee will take proportional ownership of the Transfer Assets. After the Transferee completes all payments, the Transferee will retain full ownership of the Transfer Assets with all its rights and privileges.

12.3 The parties will cover any omissions with Supplementary Agreements. This Agreement and all the Supplements is deemed to have the same legal force.

Party A:                                    Party B:
Legal Representative: Mingming Lu           Legal Representative: Xia Gao
Date: June 22, 2001                         Date: June 22, 2001

                                    EXHIBIT C

          LETTER OF INTENT TO ACQUIRE 100% OF PROTECTSERVE PACIFIC LTD.

BETWEEN:

         Xin Net Corp.
         830-789 West Pender St.
         Vancouver, BC
         Canada V6C 1H2                     (HEREIN AFTER "XIN NET")

AND

         ProtectServe Pacific Ltd.
         1101, China Insurance Group Building
         141 Des Voeux Road Central
         Hong Kong                                   (HEREIN AFTER "PSP")

WHEREAS XIN NET is a company incorporated in the State of Florida, USA, engaged in the business of Internet-related services provision in China through a joint venture with a Chinese partner;

AND WHEREAS PSP is a Hong Kong incorporated company and an innovative developer and provider of State-of-the-Art Web-based Surveillance Monitoring & Control, Data Acquisition, Internet Services and Wireless Communication Systems.

THEREFORE, after friendly discussions, XIN NET and PSP mutually agree to the following:

-  XIN NET will acquire 100% of PSP.

- XIN NET will grant restricted common shares (to a maximum of 19.66%), and stock purchase options to PSP. The exact number of shares and/or stock purchase options granted will be determined according to a formula to be agreed on by both parties, but based on the performance of PSP. The formula will be geared towards a PSP net (after tax) profit threshold of HKD 13 million, calculated according to US GAAP, for the 12-month operating period ending on June 30, 2002.

- PSP will be granted representation on XIN NET Board of Directors as thus: PSP will nominate three (3) directors to be added to the existing XIN NET four
   (4)-person Board of Directors after the signing of a formal purchase agreement. PSP will provide the names of these three (3) directors before August 3, 2001 to be added to the list of directors of Xin Net nominated for election at the Company's Annual General Meeting planned in September 2001. PSP is further entitled to nominate two (2) additional directors if it achieves the above-mentioned HKD 13 million net (after tax) income threshold by June 30, 2002.

- XIN NET will contribute cash of approximately USD 800,000 or RMB equivalent towards the acquisition, expansion and management of the PSP business. Cash contributions to expand the PSP business will be made on a "as required" basis. Capital expenditure will commence once a budget is approved by both parties. Any cash contributions made by Xin Net prior to the signature of a formal purchase agreement will be in the form of secured loans made by Xin Net to PSP.

- PSP will report to XIN NET its operating cash flow position on a bi-weekly basis. Furthermore, any contract or capital expenditure commitment exceeding USD 50,000 will need XIN NET approval.

The above agreement is subject to:

- XIN NET Board of Directors being satisfied with the results of its due diligence on PSP. The due diligence will comprise, but will not be limited to: an audited financial statement for the period February 1, 2001 to June 30, 2001; a review of the forecast for the period July 2001-June 2002; and a review of PSP franchise and license agreements with ProtetcServe.com (USA). The relevant documents are to be provided by PSP by August 3, 2001. XIN NET must complete its due diligence by August 9, 2001.

- a formal purchase agreement of which the above agreement forms the basis, being signed by both parties before September 8, 2001.

- XIN NET distributing as dividend to its current shareholders its existing Internet-related business (Internet access provision "ISP" services, domain name registration services, web design & web hosting services, and e-commerce solutions and other value-added services). Any proceeds from Xin Net Stock Purchase Options and/or Warrants which are exercised after the date of signature of a formal purchase agreement will not be distributed as part of that dividend, but will be retained as funds for expanding PSP business and/or working capital for PSP business.

Signed this 31st Day of July, 2001.

On behalf of Xin Net Corp.               On behalf of ProtectServe Pacific Ltd.

------------------                       -------------------------
Marc Hung, President                     Justin Kwei, President & CEO





                        FORMULA FOR DETERMINING NUMBER OF
                 XIN NET CORP. SHARES AND STOCK PURCHASE OPTIONS
                   TO BE GRANTED TO PROTECTSERVE PACIFIC LTD.

-------------------------------------------------------------------------------------------------------------
PSP net (after tax) income (US GAAP)                   Number of Shares and /or
For 12-month period ended 06/30/2002                   Stock Options granted
-------------------------------------------------------------------------------------------------------------

Loss or zero                                           Nil(1)
HKD    1-2,000,000                                     1-2,000,000 Shares(1) Pro-rated
HKD   2,000,001-3,000,000                              2,000,001-4,200,000 Shares(1) Pro-rated
HKD    3,000,001-11,000,000                            4,200,000 Shares Granted
                                                       Plus 0-16,000,000 Stock Options(2) Pro-rated
HKD   11,000,001- 13,000,000                           4,200,000 Shares Granted
                                                       Plus 18,031,800 Stock Options(2) Granted
HKD  13,000,001 or more                                4,200,000 Shares Granted
                                                       Plus 18,031,800 Stock Options(2) Granted
                                                       Plus Additional(3) Stock Options to PSP management
                                                       and employees according to Xin Net Stock Option Plan
-------------------------------------------------------------------------------------------------------------


(1) Xin Net Corp. will issue 4,200,000 restricted common shares to ProtectServe Pacific Ltd. after the signing of the formal purchase agreement and after Xin Net Corp. Annual General Meeting planned in September 2001. The difference between the number of shares issued and the actual number of shares granted to PSP will be bought back by Xin Net Corp., on demand, at the rate of USD 0.001 per share.

(2) Stock Purchase Options will be priced at USD 0.001 per option; expiry date will be five (5) years after date of grant.

(3) Amount, price and expiry date of additional options are to be determined by the Board of Directors in accordance with Company Stock Option Plan.


Signed this 31st Day of July, 2001.

On behalf of Xin Net Corp.               On behalf of ProtectServe Pacific Ltd.

---------------------                    ----------------------------
Marc Hung, President                     Justin Kwei, President & CEO

DETACH HERE

--------------------------------------------------------------------------------

                                  XIN NET CORP.
              #830-789 W. Pender St, Vancouver, BC, Canada V6C 1H2

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS, September , 2001


         The undersigned hereby appoints Marc Hung proxy, with full power ofsubstitution, for and in the name or names of the undersigned, to vote allshares of Common Stock of Xin Net Corp. held of record by the undersigned at the Annual Meeting of Stockholders to be held on September , 2001, at 10:00 AM, at #830-789 W. Pender Street, Vancouver, BC Canada V6C 1H2, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1. To elect a Board of seven (7) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

       Nominees: Marc Hung, Ernest Cheung, Xiao-qing (Angela) Du,
                     Maurice Tsakok, Justin Kwei, Wilson Yim, and Simon Wong.

                  [_] FOR:  nominees listed above (except as marked to the con-
                        trary below).


                  [_] WITHHOLD authority to vote for nominee(s) specified below

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

---------------------           ---------------------      --------------------

2.       To approve the adoption of the Employee Stock Award Plan of Xin Net
         Corp.

         [_] FOR           [_] AGAINST               [_] ABSTAIN

3. To ratify the designation of Clancy and Co., PLLC, as independent accountants for the period ending December 31, 2001:

         [_] FOR           [_] AGAINST               [_] ABSTAIN

4. To approve the agreement signed on June 22, 2001 to sell Company ISP assets to Beijing Sino Soft Intel Information Technology Ltd.

         [_] FOR           [_] AGAINST               [_] ABSTAIN

5. To authorize the transfer of the assets and liabilities, except for cash USD 800,000, to wholly-owned subsidiary, Xin Net International Corp., and to authorize the spin out of shares of Xin Net International Corp., as a dividend, pro-rata to the shareholders of the Company on the basis of one share of Xin Net International Corp. for each one share of the Company owned as of the record date for this meeting.

           [_] FOR           [_] AGAINST               [_] ABSTAIN

6.      To transact such other business as may properly come before the Annual
        Meeting.

         [_] FOR           [_] AGAINST               [_] ABSTAIN


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

           THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.


                                        ----------------------------------------
                                              Signature of Stockholder

                                        ----------------------------------------
                                              Signature if held jointly

                                        Dated: __________________________ , 2001

                                                     IMPORTANT:  If  shares  are
                                                     jointly owned,  both owners
                                                     should sign.  If signing as
                                                     attorney,         executor,
                                                     administrator,     trustee,
                                                     guardian  or  other  person
                                                     signing in a representative
                                                     capacity,  please give your
                                                     full  title as  such.  If a
                                                     corporation, please sign in
                                                     full   corporate   name  by
                                                     President      or     other
                                                     authorized  officer.  If  a
                                                     partnership, please sign in
                                                     partnership     name     by
                                                     authorized person.